UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2021, the board of directors (the “Board”) of Clean Energy Fuels Corp. (the “Company”), upon the recommendation of its nominating and corporate governance committee, appointed Lorraine Paskett as a new director of the Company, effective immediately. Ms. Paskett is not expected to serve on any committees of the Board.

Ms. Paskett, 54,  has worked for more than 25 years in the public and private sectors and has extensive experience in energy (gas and electric) and water sectors, ethics and compliance rules, climate change policy, air and water quality, safety and communication protocols, and sustainability and resiliency.  Ms. Paskett has served as the Vice President at AES Corporation since April 2021 where she oversees all external policy and market rule development matters in California which include supporting a transition from fossil energy to renewable and zero carbon energy resources, renewable energy developments, energy storage, and future opportunities for advanced fuels. Before AES Corporation, Ms. Paskett founded Cambridge LCF Group, LLC, where she served from June 2012 to April 2021.  Cambridge LCF Group, LLC provided strategic advice for companies in the gas and electric sectors with a focus on advanced fuels and climate. Prior to that Ms. Paskett served in various positions (notably at PG&E, First Solar and LADWP) as well as holding government positions.  From December 2015 to January  2020, Ms. Paskett served on the Metropolitan Water District Board of Directors representing the City of Los Angeles and served on the board of directors for the California Hydrogen Business Council.  Ms. Paskett holds a bachelor’s degree in Political Science from CSU Sacramento and a juris doctorate degree from McGeorge School of Law.

Ms. Paskett’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on May 7, 2021. Generally, this compensation consists of annual cash compensation of $60,000 and equity awards of the types and in the amounts determined by the compensation committee of the Board on an annual basis and typically consisting of stock options, restricted stock units or a combination thereof. In addition, the Company will enter into an indemnification agreement with Ms. Paskett in the same form as the indemnification agreements the Company has entered into with its other directors, which has been filed or incorporated by reference as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 10, 2020. In general, the indemnification agreement provides for, among other things, indemnification of Ms. Paskett by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

Ms. Paskett’s spouse is a partner at Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), a law firm that provides legal services to the Company. Since January 1, 2020, the Company has paid $695,211 in legal fees to Akin Gump.

There are no arrangements or understandings between Ms. Paskett and any other persons pursuant to which Ms. Paskett was selected as a director of the Company, and except as disclosed herein, Ms. Paskett has no interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 7.01	Regulation FD Disclosure.

On December 22, 2021, the Company issued a press release announcing the changes to its Board described in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 22, 2021, issued by Clean Energy Fuels Corp.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2021	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

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